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                                                                    Exhibit 4.4

                              CERTIFICATE OF TRUST

            The undersigned, the trustees of Travelers Capital VII, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. ss. 3810, hereby certify as follows:

            1. The name of the business trust being formed hereby (the "Trust") is "Travelers Capital VII."

            2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

            Chase Manhattan Bank Delaware
            1201 Market Street
            Wilmington, Delaware  19801

            3. This Certificate of Trust shall be effective as of the date of filing.

Dated: May 14, 1997


                        /s/ Heidi G. Miller
                        -----------------------------------------
                        Name: Heidi G. Miller, as Regular Trustee


                        /s/ Irwin Ettinger
                        -----------------------------------------
                        Name: Irwin Ettinger, as Regular Trustee


                        CHASE MANHATTAN BANK DELAWARE,
                        as Trustee


                        By: /s/ John J. Cashin
                            -------------------------------------
                            Name:  John J. Cashin
                            Title: Senior Trust Officer